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                                                                     Exhibit 2.2

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of February 28, 1999 (the "Merger Agreement") by and between WattMonitor, Inc., a Texas corporation ("WattMonitor"), and Healthbridge, Inc., a Delaware corporation
("Healthbridge"). WattMonitor and Healthbridge are hereinafter sometimes collectively referred to as the "Constituent Corporations."

         WHEREAS, the Board of Directors of each of WattMonitor and Healthbridge approved the merger of Healthbridge with and into WattMonitor, with WattMonitor being the surviving corporation (the "Merger") pursuant to the terms and subject to the conditions of this Merger Agreement whereby (i) each of the issued and outstanding shares of common stock, $.001 par value per share, of Healthbridge will be converted into the right to receive the Merger Consideration set forth in Section 5 hereof, and (ii) WattMonitor will be the Surviving Corporation; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a statutory merger under the provisions of Section 368(a)(1)(A) of the Internal Revenue Code, as amended (the "Code").

         NOW THEREFORE, the parties agree as follows:

                                   THE MERGER

         Section 1. The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time (as hereinafter defined), HealthBridge shall be merged with and into WattMonitor in accordance with Section 5.01 of the Texas Business Corporation Act and the separate existence of Healthbridge shall thereupon cease, and WattMonitor, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its existence under the laws of the State of Texas under the name "Healthbridge, Inc."

         Section 2. Articles of Incorporation. The Articles of Incorporation of WattMonitor, a copy of which is attached hereto as Exhibit A, as amended in connection with the Merger, shall be the Articles of Incorporation of the Surviving Corporation, until such Articles of Incorporation are further changed or amended as provided therein or by law.

         Section 3. Bylaws. The Bylaws of WattMonitor as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or as otherwise permitted or required by law or by the Surviving Corporation's Articles of Incorporation.

         Section 4. Board of Director and Officers. The directors of the Surviving Corporation shall be Joel Dumaresq, Andrew Fisch, Wilhelm Liesner, Luciano Nicasio, Antonio Ponte, and an additional director nominated by Wilhelm Liesner and mutually acceptable to the other directors. The foregoing directors shall serve until their respective successors are duly

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elected or appointed and qualify in the manner provided in the Articles of
Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law. The officers of the Surviving Corporation shall be Andrew Fisch as President/CEO and Norman Wareham as Secretary/Treasurer. The foregoing officers shall serve until their successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law.

         Section 5. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof each then issued and outstanding share of HealthBridge common stock, par value $.001, (the "Healthbridge Common Stock") shall be, by virtue of the Merger, and without any action on the part of the holder thereof, cancelled and converted solely into the right to receive, upon the surrender of the certificate formerly representing such Healthbridge Common Stock, one (1) share of the Surviving Corporation's common stock, par value $.0001 (the "Surviving Corporation Common Stock").

         The shares of Surviving Corporation Common Stock to be issued in the Merger in exchange for certificates that immediately prior to the Effective Time represented Healthbridge Common Stock are referred to herein as the "Merger Consideration."

         Section 6. Effective Time of Merger. Healthbridge will be merged with and into WattMonitor, effective at the later of the date when a Certificate of Merger is issued by the Secretary of State of the State of Texas or the date when a Certificate of Merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").

         Section 7. Certain Rights. Upon the Merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations, and other assets of every kind and description of Healthbridge shall be transferred to and vested in the Surviving Corporation without further act or deed and all property, rights, and every other interest of Healthbridge shall be as effectively the property rights and interests of the Surviving Corporation as they were of Healthbridge. Healthbridge hereby agrees from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property rights and interests of Healthbridge acquired or to be acquired by reason of or as a result of the Merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Healthbridge or otherwise to take any and all such action.

         Section 8. Representations and Warranties of WattMonitor. WattMonitor represents and warrants to Healthbridge as follows:

         a. Organization and Good Standing. WattMonitor is a duly incorporated and validly existing corporation in good standing under the laws of the state of Texas, with all requisite corporate power and authority to own its properties and conduct its business, and is duly qualified and in good

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            standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified would not in the aggregate have a material adverse effect on the business, assets, properties, financial condition or results of operation of WattMonitor and its subsidiaries taken as a whole (in respect of WattMonitor and its subsidiaries taken as a whole, as the case may be, a "Material Adverse Effect"). WattMonitor has heretofore delivered to Healthbridge true and correct copies of its Articles of Incorporation and Bylaws as currently in effect.

         b. Authorization; Binding Agreement. WattMonitor has all requisite corporate power and authority to execute and deliver this Merger Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by WattMonitor's Board of Directors, no other corporate proceedings on the part of WattMonitor are necessary to authorize this Merger Agreement and the transactions contemplated hereby. This Merger Agreement has been duly and validly executed and delivered by WattMonitor, and constitutes a legal, valid and binding agreement of WattMonitor, enforceable against WattMonitor in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies).

         c. Capitalization. As of the date hereof, the authorized capital stock of WattMonitor consists of 50,000,000 shares of common stock. As of the date hereof, 3,050,000 shares of WattMonitor Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. There is not now, and at the Effective Time there will not be, any existing option, warrant, subscription or other rights, agreement or commitment to which WattMonitor is a party which either obligates WattMonitor or any of its subsidiaries to issue, sell or transfer any shares of its capital stock or restricts the transfer of or otherwise relates to the capital stock of WattMonitor.

         d. Litigation. As of the date hereof there are no claims, actions, proceedings or investigations pending or, to the best knowledge of WattMonitor, threatened, involving or affecting WattMonitor or any of its properties or assets or, to the best of WattMonitor's knowledge, any employee, consultant, director or officer in his or her capacity as such, of WattMonitor or any of its subsidiaries before any court or governmental or regulatory authority or body which, if adversely decided, could have a Material Adverse Effect. As of the date hereof, neither WattMonitor nor



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            any of its property or assets is subject to any order, judgment, injunction or decree that singly or in the aggregate has a Material Adverse Effect.

         e. Governmental Approvals and Compliance with Law. No consent, license, approval, qualification or form of exemption from or authorization of or declaration, registration or filing with any government entity on the part of WattMonitor which has not been made is required in connection with the execution or delivery by WattMonitor of this Merger Agreement, the consummation by WattMonitor of the transactions contemplated hereby or the performance by WattMonitor of its obligations hereunder other than the filing of Articles of Merger with the Secretary of State of Texas and the filing of a Certificate of Merger with the Secretary of State of Delaware.

         f. Absence of Breach. The execution and delivery by WattMonitor of this Merger Agreement, the consummation of the transactions contemplated hereby and the performance by WattMonitor of its obligations hereunder, will not, subject to obtaining the required approval of WattMonitor's shareholders, (a) conflict with or result in a breach of any of the provisions of its Articles of Incorporation or Bylaws,
            (b) contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, or (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument to which WattMonitor or any of its subsidiaries is a party or by which any of their assets are bound, the failure of which to obtain, in each such case, would have a Material Adverse Effect.

         Section 9. Representations and Warranties of Healthbridge. Healthbridge represents and warrants to WattMonitor as follows:

         a. Organization and Good Standing. Healthbridge is a duly incorporated and validly existing corporation in good standing under the laws of the state of Delaware, with all requisite corporate power and authority to own its properties and conduct its business, and is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified would not in the aggregate have a material adverse effect on the business, assets, properties, financial condition or results of operation of Healthbridge and its subsidiaries taken as a whole (in respect of Healthbridge and its



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            subsidiaries taken as a whole, as the case may be, a "Material
            Adverse Effect"). Healthbridge has heretofore delivered to WattMonitor true and correct copies of its Certificate of Incorporation and Bylaws as currently in effect.

         b. Authorization; Binding Agreement. Healthbridge has all requisite corporate power and authority to execute and deliver this Merger Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Healthbridge's Board of Directors, no other corporate proceedings on the part of Healthbridge are necessary to authorize this Merger Agreement and the transactions contemplated hereby. This Merger Agreement has been duly and validly executed and delivered by Healthbridge, and constitutes a legal, valid and binding agreement of Healthbridge, enforceable against Healthbridge in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies).

         c. Capitalization. As of the date hereof, the authorized capital stock of Healthbridge consists of 10,000,000 shares of common stock. As of the date hereof, 8,814,284 shares of Healthbridge Common Stock are issued and outstanding, all of which are fully paid and nonassessable. There is not now, and at the Effective Time there will not be, any existing option, warrant, subscription or other rights, agreement or commitment to which Healthbridge is a party which either obligates Healthbridge or any of its subsidiaries to issue, sell or transfer any shares of its capital stock or restricts the transfer of or otherwise relates to the capital stock of Healthbridge.

         d. Litigation. As of the date hereof there are no claims, actions, proceedings or investigations pending or, to the best knowledge of Healthbridge, threatened, involving or affecting Healthbridge or any of its properties or assets or, to the best of Healthbridge's knowledge, any employee, consultant, director or officer in his or her capacity as such, of Healthbridge or any of its subsidiaries before any court or governmental or regulatory authority or body which, if adversely decided, could have a Material Adverse Effect. As of the date hereof, neither Healthbridge nor any of its property or assets is subject to any order, judgment, injunction or decree that singly or in the aggregate has a Material Adverse Effect.

         e. Governmental Approvals and Compliance with Law. No consent, license, approval, qualification or form of exemption from or authorization of or declaration, registration or filing with any government entity on the part of Healthbridge which has not been made is required in connection with the



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            execution or delivery by Healthbridge of this Merger Agreement, the consummation by Healthbridge of the transactions contemplated hereby or the performance by Healthbridge of its obligations hereunder other than the filing of Articles of Merger with the Secretary of State of Texas and the filing of a Certificate of Merger with the Secretary of State of Delaware.

         f. Absence of Breach. The execution and delivery by Healthbridge of this Merger Agreement, the consummation of the transactions contemplated hereby and the performance by Healthbridge of its obligations hereunder, will not, subject to obtaining the required approval of Healthbridge's shareholders, (a) conflict with or result in a breach of any of the provisions of its Certificate of Incorporation or Bylaws, (b) contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, or (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument to which Healthbridge or any of its subsidiaries is a party or by which any of their assets are bound, the failure of which to obtain, in each such case, would have a Material Adverse Effect.

         Section 10. Termination. Anything herein or elsewhere to the contrary notwithstanding, this Merger Agreement may be terminated and abandoned by the Board of Directors of any Constituent Corporation at any time prior to the Effective Time. This Merger Agreement may be amended by the Boards of Directors of the Constituent Corporations at any time prior to the Effective Time, provided that an amendment made subsequent to the adoption of this Merger Agreement by the stockholders of any Constituent Corporation shall not without approval of the affected stockholders: (i) alter or change the amount or kind of shares, obligations, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (ii) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or
(iii) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of shares of such Constituent Corporation.

         Section 11. Miscellaneous.

                  a. Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under the applicable principles of conflicts of law of the State of Texas.



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                  b. Headings. Headings included herein are for convenience only and shall not be used to interpret or construe this Merger Agreement.

                  c. Copies of Plan of Merger. A copy of the executed Plan of Merger is on file at the principal place of business of the Surviving Corporation at: 1177 West Hastings Street, Suite 1818, Vancouver, British Columbia, Canada V6E2K3; attention: Norman Wareham, Secretary. A copy of the Plan of Merger will be furnished by the Surviving Corporation, on written request and without cost, to any shareholder of the Constituent Corporations and to any creditor of the Constituent Corporations.

                  d. Entire Agreement; Amendment. This Merger Agreement constitutes the entire and exclusive agreement between the parties relating to the subject matter hereof, and all other prior negotiations, representations, understandings and agreements are expressly superseded hereby. No agreements amending or supplementing the terms hereof shall be effective except by means of a written document signed by the duly authorized representatives of both parties.

                  e. Counterparts; Facsimile Signature. This Merger Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original.


                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]




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         IN WITNESS WHEREOF, the parties to this Merger Agreement, pursuant to the approval and authority duly given by resolution adopted by their respective Boards of Directors, have caused these presents to be executed by the duly authorized officers of each party hereto as the respective act, deed and agreement of each of said corporations, as of the date first referenced above.

                                WATTMONITOR, INC., a Texas corporation


                                By:  /s/ Joel Dumaresq
                                     -----------------
                                     Joel Dumaresq
                                     President




                                HEALTHBRIDGE, INC., a Delaware corporation


                                By:  /s/ Antonio Ponte
                                     -----------------
                                     Antonio Ponte
                                     President








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